Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Empeiria Acquisition Corp.

We have audited the accompanying balance sheet of Empeiria Acquisition Corp. (a development stage company) (the “Company”) as of June 21, 2011.  This balance sheet is the responsibility of the Company’s management.  Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of the Company as of June 21, 2011 in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 27, 2011

EMPEIRIA ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

June 21, 2011

ASSETS
Current Assets:
Cash	$1,089,139
Restricted Cash Held in Trust	61,200,000
Total Assets	$62,289,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$27,124
Due to Related Parties	22,306
Total Current Liabilities	49,430
Deferred Underwriting Compensation	900,000
Total Liabilities	949,430

Common Stock Subject to Possible Redemption, 5,520,000 Shares (at Redemption Value)	56,304,000

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	-
Common Stock, $.0001 par value; 100,000,000 shares authorized, 8,820,000 shares issued and outstanding (5,520,000 shares subject to possible redemption)	882
Additional Paid-in Capital	5,038,199
Deficit Accumulated During Development Stage	(3,372)
Total Stockholders’ Equity, Net	5,035,709
Total Liabilities and Stockholders’ Equity	$62,289,139

The accompanying notes are an integral part of the Balance Sheet.

EMPEIRIA ACQUISITION CORP.
(a development stage company)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

 Empeiria Acquisition Corp. (the “company”) was incorporated in Delaware on January 24, 2011. The company is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business transaction, one or more operating businesses or assets (an “initial business transaction”). The company has neither engaged in any operations nor generated any revenues to date. All activity through June 21, 2011 relates to the company’s formation and initial public offering.  The company has selected December 31 as its fiscal year end.

The registration statement for the company’s initial public offering was declared effective on June 15, 2011.  On June 21, 2011, the company consummated a public offering of 6,000,000 units, with each unit consisting of one share of its common stock and one warrant to purchase one share of its common stock (the “public offering” — Note 3).  The shares of common stock sold as part of the units in the public offering are referred herein as “public shares.”  On June 15, 2011, the company completed a private placement of 390,000 units (the “placement units”) to Empeiria Investors LLC, a Delaware limited liability company (the “sponsor”), with each placement unit consisting of one share of common stock and a warrant to purchase one share of common stock. The company received gross proceeds of $63,900,000 before deducting underwriters’ compensation of $1,175,000 (total compensation of $1,200,000 less an initial $25,000 advance) and including $3,900,000 received for the purchase of 390,000 units by the sponsor.  On January 24, 2011, the company completed a private placement of 2,430,000 shares of its common stock (the “initial shares”) to the initial stockholders, including the company’s sponsor, officers and directors.  The private placements of the initial shares and the placement units are collectively referred herein to as the “private placements” — Note 4.

Upon the closing of the public offering and the private placements, $61,200,000 was placed into a trust account (discussed below). The proceeds placed into the trust account were held in cash as of June 21, 2011, and will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. The trust account is held at a bank and maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest income that may be released to the company to pay any taxes and to fund working capital requirements, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of an initial business transaction, (ii) the redemption of the shares sold in the public offering if the company is unable to consummate a business transaction by September 15, 2012 (or December 15, 2012 if it executes a letter of intent or definitive agreement within such 15 month period) or (iii) the company’s liquidation (if no redemption occurs).

Initial Business Transaction

For the purposes of consummating an initial business transaction, the company is not limited to a particular industry, geographic region or minimum transaction value, although its management team intends to focus on operating businesses in the following sectors: energy, transportation, food and industrial technology. The management team anticipates structuring a business transaction to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure a business transaction to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

Upon the consummation of the initial business transaction, subject to certain limitations, the company will provide its stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released for working capital purposes. The company intends to consummate the initial business transaction and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the SEC. If, however, a stockholder vote is required by law, or the company decides to hold a stockholder vote for business or legal reasons, it will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the company holds a stockholder vote, public stockholders voting in favor of the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less taxes and amounts released to the company for working capital purposes, but public stockholders voting against the business transaction and electing to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account excluding any amounts representing interest earned on the trust account, less taxes and amounts released for working capital purposes. Regardless of whether the company holds a stockholder vote or a tender offer in connection with an initial business transaction, public stockholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (in some instances) but less taxes payable plus amounts released to fund working capital requirements and any amounts used for purchasing public shares. As a result, the company has recorded the 5,520,000 of public shares  subject to redemption at their aggregate redemption value of $56,304,000  and classified them as temporary equity at June 21, 2011, in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 480, “Distinguishing Liabilities from Equity.”

EMPEIRIA ACQUISITION CORP.
(a development stage company)

The company will consummate the initial business transaction only if holders of no more than 92% of its public shares elect to redeem their shares and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business transaction.

Solely if the company holds a stockholder vote to approve the initial business transaction, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the trust account. All shares so purchased by the company will be immediately cancelled.

Liquidation

If the company does not consummate an initial business transaction by September 15, 2012 (or December 15, 2012 if it executes a letter of intent or definitive agreement by September 15, 2012), it will (i) cease all operations except for the purpose of winding up, (ii) redeem its public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released for working capital purposes, subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval the company’s remaining stockholders and board of directors, dissolve and liquidate as part of its plan of dissolution and liquidation.

After distributing the proceeds of the trust account pursuant to the redemption, the company will promptly, subject to the approval of its remaining stockholders and board of directors, distribute the balance of its net assets to the remaining stockholders according to its plan of dissolution. The company will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, the company’s sponsor has agreed to advance the funds necessary to pay any and all costs involved or associated with the process of liquidation and the return of the funds in the trust account to the public stockholders (currently anticipated to be no more than approximately $30,000).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

EMPEIRIA ACQUISITION CORP.
(a development stage company)

Development Stage Company

The company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” As of June 21, 2011, the company had not commenced operations or generated revenue.  All activity through June 21, 2011 relates to the company’s formation, the private placements and the public offering. Following the public offering, the company will not generate any operating revenues until after completion of an initial business transaction, at the earliest. The company will generate non-operating income in the form of interest income on the designated trust account after the public offering.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The company complies with GAAP which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

The company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the company recording a tax liability that reduces ending retained earnings. Based on its analysis, the company has determined that it has not incurred any liability for unrecognized tax benefits as of June 21, 2011. The company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended June 21, 2011.

The company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Offering Costs

Offering costs related to the public offering, totaling $2,581,919 (including $1,200,000 of underwriting fees paid at closing and $900,000 of deferred underwriting compensation) through the balance sheet date have been charged to stockholders’ equity upon the completion of the public offering

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of the company’s financial instruments, including cash, approximate their carrying amounts represented on the balance sheet.

EMPEIRIA ACQUISITION CORP.
(a development stage company)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the company’s financial statements.

3. PUBLIC OFFERING

On June 21, 2011, the company sold 6,000,000 units at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of the company’s common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business transaction and June 15, 2012 and will expire five years from the date of the initial business transaction, or earlier upon redemption or liquidation. The company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration is not effective at the time of exercise, the holders of the warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the company be required to net cash settle the warrants and the warrants will expire worthless.

The company paid an underwriting discount of 2.0% of the public unit offering price to the underwriters at the closing of the public offering, with an additional corporate finance fee of 1.5% of the gross offering proceeds payable to the representative of the underwriters upon the company’s consummation of an initial business transaction.

The company sold to Cohen & Company Capital Markets, LLC, for $100, as additional compensation, an option to purchase up to 600,000 units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered in the public offering. This option may be exercised during the five-year period from the date of the public offering commencing on the later of the consummation of an initial business transaction and the one-year anniversary of the date of the public offering. The company has accounted for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to shareholders’ equity. The company estimates the fair value of this unit purchase option is approximately $2.07 per unit (for a total fair value of approximately $1,242,000) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.11% and (3) expected life of 5 years. Because the company’s units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility assumption was calculated using the average volatility of exchange-traded funds tracking various indices, which are representative of the sectors on which the company intends to focus for the initial business transaction, including: the Industrial Select Sector SPDR Fund, the iShares Dow Jones Transportation Average Index Fund, the iShares Dow Jones U.S. Oil Equipment & Services Index Fund, and the PowerShares Dynamic Food & Beverage Portfolio. The company believes that the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of the units. Although an expected life of five years was used in the calculation, if the company does not consummate a business transaction within the prescribed time period and it liquidates, the option will become worthless. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying warrants and the market price of the units and underlying ordinary shares) to exercise the unit purchase option without the payment of cash.

EMPEIRIA ACQUISITION CORP.
(a development stage company)

4. RELATED PARTY TRANSACTIONS

Private Placements

On January 24, 2011, the company issued to its sponsor in a private placement 2,430,000 shares of restricted common stock for an aggregate purchase price of $25,000. As of May 2, 2011, the sponsor sold, at cost, an aggregate of 607,500 of such initial shares to its officers and directors.

The initial shares will not be released from transfer restrictions until: (i) with respect to 20% of such shares, upon consummation of the initial business transaction, (ii) with respect to 20% of such shares, when the closing price of the common stock exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction, (iii) with respect to 20% of such shares, when the closing price of the common stock exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction, (iv) with respect to 20% of such shares, when the closing price of the common stock exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction and (v) with respect to 20% of such shares, when the closing price of the common stock exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of the initial business transaction or earlier, in any case, if, following a business transaction, the company engages in a subsequent transaction (1) resulting in its stockholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of its board of directors or management team in which the company is the surviving entity.

On June 15, 2011, the sponsor purchased 390,000 units (the “placement units”) from the company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) (for an aggregate purchase price of $3,900,000) in a placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended. The placement warrants are identical to the warrants sold in the public offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis at the option of the holder; and (ii) will not be redeemable by the company. In addition, the placement warrants and placement shares are subject to transfer restrictions until 30 days following the consummation of the initial business transaction. Since the company is not required to net-cash settle the placement warrants, management has recorded them at fair value and classified them within stockholders’ equity as additional paid-in capital in accordance with FASB ASC 815-40.

The initial shares and the placement shares are identical to the shares of common stock included in the units being sold in the public offering except that (i) the initial shares and the placement shares are subject to certain transfer restrictions as described above, and (ii) the sponsor has agreed not to redeem any shares of common stock held by it in connection with the consummation of an initial business transaction, and has also waived its rights to participate in any redemption with respect to its initial shares and the placement shares if the company fails to consummate an initial business transaction. However, the sponsor, officers and directors will be entitled to redeem any public shares they acquire in or after the public offering in the event the company fails to consummate an initial business transaction within the required time period.

In connection with a stockholder vote to approve an initial business transaction, if any, the company’s initial stockholders have agreed to vote their initial shares and the placement shares in favor of the initial business transaction. In addition, the company’s sponsor, officers and directors have also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business transaction submitted to stockholders for approval, if any.

The company’s initial stockholders and their permitted transferees are entitled to registration rights pursuant to a registration rights agreement entered into on the date of the prospectus for the public offering. Such holders are entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing after the expiration of their respective transfer restriction period.

EMPEIRIA ACQUISITION CORP.
(a development stage company)

Note Payables to Officer

On February 25, 2011 and March 3, 2011, the company issued unsecured promissory notes to an officer of the company in the amounts of $50,862 and $50,000, respectively, in consideration of the payment by such officer of various organizational and offering expenses on the company’s behalf and a direct loan made to the company.  These notes were repaid on June 21, 2011.

Administrative Services

The company has agreed to pay its sponsor or an affiliate of its sponsor $5,000 per month for office space and general and administrative services. The company has also agreed to pay its sponsor a management fee of $10,000 per month which will be used by the sponsor to pay the company’s president for services. This agreement commences on June 21, 2011 and shall continue until the earlier to occur of: (i) an initial business transaction and (ii) 15 months from the date of the public offering (or 18 months if the 15 month period is extended as a result of the company entering into a letter of intent or definitive agreement within the 15 month period).

5. COMMITMENTS

The company granted Cohen & Company Capital Markets, LLC, as the representative of the underwriters for the offering, a 45-day option to purchase up to 900,000 units (over and above the 6,000,000 units referred to above) solely to cover over-allotments, if any.

The company has committed to pay a deferred corporate finance fee of 1.5% of the gross offering proceeds to the representative of the underwriters upon the company’s consummation of an initial business transaction.  The deferred corporate finance fee of $900,000 is reflected in the accompanying balance sheet.

6. TRUST ACCOUNT

Upon the closing of the public offering and the private placement of 390,000 placement units, a total of $61,200,000 was placed in the trust account. At June 21, 2011, all proceeds in the trust account were held in cash.

7. SHAREHOLDERS’ EQUITY

Common Stock

The company is authorized to issue 100,000,000 shares of common stock. Holders of the company’s common stock are entitled to one vote for each share. At June 21, 2011, there were 8,820,000 shares of common stock outstanding.  On June 13, 2011, the company effectuated a 0.75625-for-1 reverse stock split. On June 15, 2011, the company effectuated an approximately 0.80331-for-1 reverse stock split. All weighted average and earnings per share amounts have been restated to reflect the retroactive effect of the reverse stock splits.

Preferred Stock

The company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At June 21, 2011, the company has not issued any shares of preferred stock.